Exhibit 99.1

GTY Technology Holdings Announces

Third Quarter 2020 Results;

44% Revenue Growth; Cash-Flow Positive

(Boston, MA, November 5, 2020) – GTY Technology Holdings Inc. (Nasdaq: GTYH) (“GTY”), a leading vertical SaaS/Cloud solution provider for the public sector, today announced financial results for the third quarter and nine months ended September 30, 2020.

Third Quarter Highlights

Topline growth, cost management, customer satisfaction and continued strength of government digital transformation:

●	Cash flow positive for the quarter; total cash increased by $0.2 million
●	Conclusion of review of strategic alternatives
●	High demand for GTY Budgeting, Procurement and Grants Management Solutions
●	Nine months to date GAAP revenues up 40% year-over-year to $35.0 million; third quarter GAAP revenues up 44% to $12.6 million
●	Nine months to date non-GAAP revenues up 25% year-over-year to $35.6 million; third quarter non-GAAP revenues up 30% to $12.7 million

“This was a great quarter for GTY. We achieved 44% topline growth, a cash flow positive milestone and added 77 new customers,” said TJ Parass, CEO of GTY. “Our team is doing an exceptional job managing the uncertainties of the COVID-19 pandemic and serving our customers well in the digital transformation of state and local government. “The best companies are made in tough times,” Parass continued. “Our performance this year demonstrates our model is working and our business is solid. Further, we have great people and products in place to chart continued growth for GTY.

“In the mid-market in particular, government offices continue to favor GTY solutions for their speed of deployment and relevance. Our customers can quickly apply for grants, manage and track grant deployments, conduct budget iterations, procure goods and services and deploy touch-less cash payments. All while being remote. Governments using our technology are serving citizens and themselves better and faster than they could with the alternatives of off-line systems or expensive and time-consuming ERP implementations.

The Company also announced that it has concluded its review of potential strategic alternatives that it announced at the beginning of this year. The Company's Board of Directors determined that in light of the continuing uncertainties arising from the global Covid-19 pandemic and the positive developments in the Company's financial performance over the past two quarters, it is in the best interests of GTY stockholders to conclude the review and focus on executing the Company's standalone business plan. Although the process has concluded, the Company will continue to evaluate all opportunities to drive growth and enhance shareholder value.

Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled “Use of Non-GAAP Financial Measures” and in the accompanying tables. All comparisons in this press release are year-over-year over year unless otherwise provided.

Financial Discussion and Outlook

According to John Curran, CFO of GTY, “Strong revenue growth and continued cost management enabled GTY to reach cash flow positive in this seasonally strong third quarter. Our focus on efficiency, including cost management and consolidation in the back-office functions, kept operating expenses flat. On the revenue side, recurring revenues were up 6% compared with Q2 2020 and up 32% compared with Q3 2019. We are on track with our revenue growth expectation communicated in Q1 2020 of more than 20% for the full year 2020.”

Third quarter 2020 operating loss narrowed to $7.3 million compared with $7.8 million in Q2 2020. Third quarter non-GAAP operating loss narrowed to $1.4 million compared with $2.8 million in Q2 2020.

Conference Call and Webcast

GTY will hold its quarterly earnings call on November 5, at 8:30 a.m. ET. Conference call details for participation on the call are listed below. A transcript will also be posted to the Investor Relations section of our website at www.gtytechnology.com.

Investors and participants can register for the call in advance by visiting http://www.directeventreg.com/registration/event/8516339. The call will also be available via live webcast at https://event.on24.com/wcc/r/2631085/3EA82CA4DDD42E4F149BC70BC3E4782F. The archived webcast will be available shortly after the call on the Company website, www.gtytechnology.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the impact of the coronavirus (“COVID-19”) outbreak, or similar global health concerns, on our operations and customer base; (2) our ability to consummate any proposed transaction with respect to the previously announced review of strategic alternatives; (3) the lack of actionable alternatives being identified in connection with the strategic alternative review; (4) our failure to generate sufficient cash flow from our business to make payments on our debt; (5) our ability to raise or borrow funds on acceptable terms; (6) changes in applicable laws or regulations; (7) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; (8) other risks and uncertainties included in our Annual Report on Form 10-K for the year ended December

31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and our subsequent filings with the Securities and Exchange Commission. We caution you that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

Presentation of Predecessor and Successor Financial Results

As a result of the business combination, GTY is the acquirer for accounting purposes and Bonfire, CityBase, eCivis, Open Counter, Questica, and Sherpa are the acquirees and accounting predecessor. The company’s financial statement presentation distinguishes the company’s presentations into two distinct periods, the period up to the closing date (labeled “Predecessor”) and the period including and after that date (labeled “Successor”). The merger was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of the net assets acquired.

Use of Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles, or GAAP, GTY has provided in this release certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP revenues, (ii) non-GAAP gross profit and non-GAAP gross margin, (iii) and non-GAAP loss from operations.

GTY’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating GTY’s ongoing operational performance and trends. However, it is important to note that particular items GTY excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP financial measures has been provided in the tables included as part of this press release. In addition, as the business combination occurred on February 19, 2019, GTY believes reviewing the operating results on a pro forma basis is more useful in discussing the overall operating performance when compared to the same period in the prior year. Therefore, to compare the nine months ended September 30, 2020 to the nine months ended September 30, 2019, the company combined the GAAP and non-GAAP financial measures of the Predecessor period from January 1, 2019 through February 18, 2019 and the Successor period from February 19, 2019 through September 30, 2019 (“S/P Combined 2019”).

Non-GAAP Revenues. Non-GAAP revenues are defined as GAAP revenues adjusted for the impact of purchase accounting resulting from its business combination which reduced its acquired contract liabilities to fair value. The company believes that presenting non-GAAP revenues is useful to investors as it eliminates the impact of the purchase accounting adjustments to revenues to allow for a direct comparison between current and future periods.

Non-GAAP Gross profit and Non-GAAP Gross margin. Non-GAAP gross profit is defined as GAAP gross profit adjusted for the impact of purchase accounting resulting its business combination. Non-GAAP gross margin is defined as non-GAAP gross profit divided by non-GAAP revenues. The Company believes that presenting non-GAAP gross profit and margin is useful to investors as it eliminates the impact of the purchase accounting adjustments to allow for a direct comparison between periods.

Non-GAAP Loss from operations. Non-GAAP loss from operations is defined as GAAP loss from operations adjusted for the impact of purchase accounting to revenues resulting from its business combination, the amortization of acquired intangible assets, share-based compensation, acquisition related costs, goodwill impairment expense and the change in fair value of contingent consideration. The company believes that presenting non-GAAP loss from operations is useful to investors as it eliminates the impact of certain non-cash and acquisition related expenses to allow a direct comparison of loss from operations between all periods presented.

About GTY Technology Holdings Inc.

GTY Technology Holdings Inc. (NASDAQ: GTYH) (“GTY”) brings leading public sector technology companies together to achieve a new standard in stakeholder engagement and resource management. Through its six business units, GTY offers an intuitive cloud-based suite of solutions for state and local governments, education institutions, and healthcare organizations spanning functions in procurement, payments, grant management, budgeting, and permitting: Bonfire provides strategic sourcing and procurement software to enable confident and compliant spending decisions; CityBase provides government payment solutions to connect constituents with utilities and government agencies; eCivis offers a grant management system to maximize grant revenues and track performance; Open Counter provides user-friendly software to guide applicants through complex permitting and licensing procedures; Questica offers budget preparation and management software to deliver on financial and non-financial strategic objectives; Sherpa provides public-sector budgeting software and consulting services.

Exhibit 1

GTY Technology Holdings Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Successor				Predecessor
				February 19,	January 1,
	Three Months Ended	Three Months Ended	Nine Months Ended	2019 through	2019 through
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019	February 18, 2019
Revenues	$12,587	$8,754	$35,027	$20,034	$4,928
Cost of revenues	4,620	2,583	13,541	7,090	1,614
Gross Profit	7,967	6,171	21,486	12,944	3,314

Operating expenses
Sales and marketing (1)	3,875	3,549	12,396	9,086	1,394
General and administrative (1)	4,667	5,774	16,607	15,804	1,749
Research and development (1)	3,012	3,003	9,383	7,610	1,580
Amortization of intangible assets	3,683	3,830	10,998	9,395	32
Acquisition costs	—	442	—	33,191	151
Restructuring charges	2	—	3,666	—	—
Change in fair value of contingent consideration	—	(812)	29	(812)	(37)
Total operating expenses	15,239	15,786	53,079	74,274	4,869
Loss from operations	(7,272)	(9,615)	(31,593)	(61,330)	(1,555)

Other income (expense)
Interest income (expense), net	(441)	(65)	(1,113)	248	(170)
Loss from issuance of shares	—	(128)	(1,390)	(1,032)	—
Other income (loss), net	(696)	(41)	437	141	12
Total other income (expense), net	(1,137)	(234)	(2,066)	(643)	(158)

Loss before income taxes	(8,409)	(9,849)	(33,659)	(61,973)	(1,713)
Benefit from income taxes	384	1,149	2,068	2,819	—
Net loss	(8,025)	(8,700)	(31,591)	(59,154)	(1,713)

Deemed dividend for Exchangeable Shares - Series C	—	—	—	(183)	—
Net loss applicable to common shareholders	$(8,025)	$(8,700)	$(31,591)	$(59,337)	$(1,713)

Net loss per share, basic and diluted	$(0.15)	$(0.17)	$(0.59)	$(1.18)
Weighted average common shares outstanding, basic and diluted	53,842	52,148	53,301	50,317

Net loss	$(8,025)	$(8,700)	$(31,591)	$(59,154)	$(1,713)
Other comprehensive loss:
Foreign currency translation gain (loss)	(783)	75	313	261	—
Total other comprehensive income (loss)	(783)	75	313	261	—
Comprehensive loss	$(8,808)	$(8,625)	$(31,278)	$(58,893)	$(1,713)

(1) Amounts include share-based compensation expense as follows:
Cost of revenues	$225	$—	$575	$—	$—
Sales and Marketing	435	201	1,568	1,463	61
General and administrative	1,025	307	3,471	1,285	—
Research and development	339	48	724	119	—
Total share-based compensation expense	$2,024	$556	$6,338	$2,867	$61

Exhibit 2

Reconciliations of non-GAAP Financial Measures

(in thousands)

(unaudited)

Non-GAAP Reconciliation	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Revenues	$12,587	$11,164	$8,754
Purchase accounting adjustment to revenue	128	146	1,004
Non-GAAP Revenues	$12,715	$11,310	$9,758

Gross Profit	$7,967	$6,770	$6,171
Purchase accounting adjustment to revenue	128	146	1,004
Share-based compensation	$225	$132	—
Non-GAAP Gross Profit	$8,320	$7,048	$7,175

Gross Margin	63%	61%	70%
Non-GAAP Gross Margin	65%	62%	74%

Loss from operations	$(7,272)	$(7,801)	$(9,615)
Purchase accounting adjustment to revenue	128	146	1,004
Amortization of intangibles	3,683	3,642	3,830
Share-based compensation	2,024	1,019	556
Acquisition costs	—	—	442
Restructuring charges	2	198	—
Change in fair value of contingent consideration	—	—	(812)
Non-GAAP Loss from operations	$(1,435)	$(2,796)	$(4,595)

	Nine Months Ended September 30,
	2020	2019
Revenues - Successor Period	$35,027	$20,034
Revenues - Predecessor Period	—	4,928
Pro forma as Adjusted Revenues	35,027	24,962
Purchase accounting adjustment to revenue	589	3,575
Non-GAAP Pro forma as Adjusted Revenues	$35,616	$28,537

Gross Profit - Successor Period	$21,486	$12,944
Gross Profit - Predecessor Period	—	3,314
Pro forma as Adjusted Gross Profit	21,486	16,258
Purchase accounting adjustment to revenue	589	3,575
Share-based compensation	575	—
Non-GAAP Pro forma as Adjusted Gross Profit	$22,650	$19,833

Gross Margin - Successor Period	61%	65%
Gross Margin - Predecessor Period	N/A	67%
Pro forma as Adjusted Gross Margin	61%	65%
Non-GAAP Pro forma as Adjusted Gross Margin	64%	69%

Loss from operations - Successor Period	$(31,593)	$(61,330)
Loss from operations - Predecessor Period	—	(1,555)
Pro forma as Adjusted Loss from operations	(31,593)	(62,885)
Purchase accounting adjustment to revenue	589	3,575
Amortization of intangibles	10,998	9,427
Share-based compensation	6,338	2,928
Acquisition costs	—	33,342
Restructuring charges	3,666	—
Change in fair value of contingent consideration	29	(849)
Non-GAAP Pro forma as Adjusted Loss from operations	$(9,973)	$(14,462)

Exhibit 3

GTY Technology Holdings Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$6,218	$8,374
Accounts receivable, net	10,468	9,184
Prepaid expenses and other current assets	4,063	3,047
Total current assets	20,749	20,605

Property and equipment, net	5,603	3,185
Intangible assets, net	104,790	115,788
Goodwill	286,635	286,635
Other assets	7,526	8,180
Total assets	$425,303	$434,393

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$7,310	$8,443
Contract liabilities - current portion	20,760	17,346
Contingent consideration - current portion	685	12,680
Term loan, net - current portion	11,727	—
Other current liabilities	2,277	2,406
Total current liabilities	42,759	40,875

Contract and other long-term liabilities	2,577	1,264
Deferred tax liability	17,867	20,276
Contingent consideration - less current portion	41,230	41,233
Term loan, net	3,210	—
Other long-term liabilities	3,578	5,122
Total liabilities	111,221	108,770

Commitments and contingencies

Shareholders’ equity:
Common stock	5	5
Exchangeable shares	54,445	45,681
Additional paid in capital	380,729	369,756
Accumulated other comprehensive income	683	370
Treasury stock	(5,174)	(5,174)
Accumulated deficit	(116,606)	(85,015)
Total shareholders' equity	314,082	325,623
Total liabilities and shareholders’ equity	$425,303	$434,393

Company Contacts:

Investor Relations

ir@gtytechnology.com

(702) 945-2898